DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Financial Statements
Years Ended December 31, 2008 and 2007
(With Independent Auditor’s Report Thereon)

Table of Contents	Page No.

Independent Auditor’s Report	1

Consolidated Balance Sheets - December 31, 2008 and 2007	2 - 3

Consolidated Statements of Operations - Years Ended
December 31, 2008 and 2007	4

Consolidated Statements of Stockholders’ (Deficit) - Years Ended
December 31, 2008 and 2007	5

Consolidated Statements of Cash Flows - Years Ended
December 31, 2008 and 2007	6 - 7

Notes to Consolidated Financial Statements -
December 31, 2008 and 2007	8 - 23

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
  DecisionPoint Systems Holding, Inc.

We have audited the accompanying consolidated balance sheets of DecisionPoint Systems Holding, Inc., as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ (deficit), and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, revised as described in Note 15, present fairly, in all material respects, the financial position of DecisionPoint Systems Holding, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the financial statements, the Company’s 2008 stock-based compensation liability, additional paid-in capital, retained (deficit), and selling, general and administrative expenses previously reported as none, $2,326,123, $(9,432,253), and $9,074,192, respectively, should have been restated as $271,690, $2,203,389, $(9,581,209), and $9,146,600, respectively.  Additionally, the Company’s 2007 stock-based compensation liability, subordinated debt, additional paid-in capital, retained (deficit), and general and administrative expenses previously reported as none, $2,866,024, $2,362,227, $(8,614,598), and $8,929,106, respectively, should have been restated as $307,794, $2,843,314, $2,153,691, $(8,691,146), and $9,001,513, respectively.

March 27, 2009
(Except for Note 15, as to which the date is August 10, 2009)

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Balance Sheets
December 31, 2008 and 2007

ASSETS
	2008	2007
Current assets
Cash and cash equivalents	$944,941	$597,524
Accounts receivable, net	8,069,039	11,750,201
Deferred costs	3,705,483	3,830,530
Inventory, net	2,643,466	1,100,718
Prepaid expenses	25,059	176,504
Total current assets	15,387,988	17,455,477

Property and Equipment (Note 2)	259,331	251,576
Less accumulated depreciation and amortization	(181,170)	(140,204)
Net property and equipment	78,161	111,372

Other assets
Investments	-	632,500
Other assets, net (Note 3)	97,875	64,959
Goodwill	4,860,663	4,860,663
Total other assets	4,958,538	5,558,122

Total assets	$20,424,687	$23,124,971

(Consolidated balance sheet continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Balance Sheets
(Continued)
December 31, 2008 and 2007

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

	2008	2007
Current liabilities
Bank line of credit (Note 5)	$3,377,208	$4,270,049
Current portion of note payable to bank	600,000	600,000
Accounts payable	7,864,693	10,315,782
Accrued liabilities (Note 4)	4,032,667	3,289,853
Unearned revenue	8,690,151	7,316,692
Current portion of subordinated debt	1,353,800	1,353,800
Stock-based compensation liability	36,103	36,104
Deferred compensation	-	125,875
Total current liabilities	25,954,622	27,308,155

Long-term liabilities
Note payable to bank (Note 6)	-	600,000
Subordinated debt (Note 7)	2,866,024	2,843,314
Stock-based compensation liability (Note 8)	235,587	271,690
Total liabilities	29,056,233	31,023,159

Commitments, contingencies, and litigation
(Notes 12 and 13)

Stockholders’ equity (deficit)
Common stock, no par value, authorized 10,000
shares, issued and outstanding 10,000 shares	1,000	1,000
Additional paid-in capital	2,203,389	2,153,691
Retained (deficit)	(9,581,209)	(8,691,146)
Unearned ESOP shares (Note 9)	(1,254,726)	(1,361,733)
Total stockholders’ (deficit)	(8,631,546)	(7,898,188)

Total liabilities & stockholders' equity	$20,424,687	$23,124,971

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Operations
Years Ended December 31, 2008 and 2007

	2008			2007

Net sales	$53,310,607	100.0%		$51,468,439	100.0%

Cost of sales	43,213,153	81.1		42,286,000	82.2

Gross profit	10,097,454	18.9		9,182,439	17.8

Selling, general and administrative
expenses	9,146,600	17.2		9,001,513	17.5

Operating income	950,854	1.8		180,926	0.4

Other income (expense):
Other income (expense), net	(565,378)	(1.1)		(3,142,593)	(6.1)
ESOP contribution, net	(107,007)	(0.2)		(101,669)	(0.2)
Interest (expense)	(1,214,676)	(2.3)		(1,233,208)	(2.4)
Total other (expense)	(1,887,061)	(3.5)		(4,477,470)	(8.7)

(Loss) from continuing operations
before income taxes	(936,207)	(1.8)		(4,296,544)	(8.3)

Provision (benefit) for income taxes
(Note 11)	(46,144)	0.1		(8,368)	-

Net (loss)	$(890,063)	(1.7	) %	$(4,288,176)	(8.3	) %

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Stockholders’ (Deficit)
Years Ended December 31, 2008 and 2007

	Shares		Additional	Retained	Unearned	Total
	Issued and	Common	Paid-in	Earnings	ESOP	Stockholders’
	Outstanding	Stock	Capital	(Deficit)	Shares	(Deficit)

Balance at December 31, 2006	10,000	$1,000	$2,058,574	$(4,402,970)	$(1,463,402)	$(3,806,798)

Principal payment from ESOP	-	-	-	-	101,669	101,669

Issuance of stock purchase warrants	-	-	45,419	-	-	45,419

Stock-based compensation for the
year ended December 31, 2007	-	-	49,698	-	-	49,698

Net (loss) for the year
December 31, 2007	-	-	-	(4,288,176)	-	(4,288,176)

Balance at December 31, 2007	10,000	1,000	2,153,691	(8,691,146)	(1,361,733)	(7,898,188)

Principal payment from ESOP	-	-	-	-	107,007	107,007

Stock-based compensation for the
year ended December 31, 2008	-	-	49,698	-	-	49,698

Net (loss) for the year
December 31, 2008	-	-	-	(890,063)	-	(890,063)

Balance at December 31, 2008	10,000	$1,000	$2,203,389	$(9,581,209)	$(1,254,726)	$(8,631,546)

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Cash Flows
Years Ended December 31, 2008 and 2007

	2008	2007

Cash flows from operating activities
Cash received from customers	$56,991,769	$52,325,196
Cash paid to suppliers and employees	(53,996,201)	(49,857,847)
ESOP contribution, net	(107,007)	(101,669)
Other expense	(565,378)	(3,142,593)
Interest paid	(1,214,676)	(1,233,208)
Net cash provided (applied) from operating activities	1,108,507	(2,010,121)

Cash flows from investing activities
Acquisitions of property and equipment	(7,756)	(32,207)
Acquisition of investments	632,500	(632,500)
Net cash provided (applied) from investing activities	624,744	(664,707)

Cash flows from financing activities
Net activity on bank line of credit	(892,841)	2,209,757
Proceeds from issuance of subordinated debt	-	328,800
Principal payment from ESOP	107,007	101,669
Repayments on note payable to bank	(600,000)	(300,000)
Net cash provided (applied) from financing activities	(1,385,834)	2,340,226

Net increase (decrease) in cash and cash equivalents	347,417	(334,602)

Cash and cash equivalents at beginning of year	597,524	932,126

Cash and cash equivalents at end of year	$944,941	$597,524

(Consolidated statements of cash flows continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Consolidated Statements of Cash Flows
(Continued)
Years Ended December 31, 2008 and 2007

RECONCILIATION OF NET (LOSS) TO NET CASH
PROVIDED (APPLIED) FROM OPERATING ACTIVITIES

	2008	2007

Net (loss)	$(890,063)	$(4,288,176)

Adjustments to reconcile net (loss) to net cash
provided (applied) from operating activities:
Depreciation and amortization	89,717	89,856
Stock-based compensation expense	49,698	49,698
Amortization of discount allocable
to stock purchase warrants	22,710	22,709
	(727,938)	(4,125,913)

Changes in assets and liabilities
(Increase) decrease in:
Accounts receivable - net	3,681,162	856,745
Deferred costs	125,047	(503,340)
Inventory	(1,542,748)	1,162,510
Prepaid expenses	151,445	5,886
Other assets	(81,666)	(43,688)
Increase (decrease) in:
Accounts payable	(2,451,089)	932,092
Accrued liabilities	742,814	(542,672)
Unearned revenue	1,373,459	697,079
Customer deposits	-	(216,722)
Stock-based compensation liability	(36,104)	(36,103)
Deferred compensation	(125,875)	(195,995)
	1,836,445	2,115,792

Net cash provided (applied) from operating activities	$1,108,507	$(2,010,121)

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 -	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - DecisionPoint Systems Holding, Inc. (“Company”) has two wholly owned subsidiaries, DecisionPoint Systems CA, Inc. (“DP CA”) formerly known as Creative Concepts Software, Inc. (“CCS”) and DecisionPoint Systems CT, Inc. (“DP CT”) formerly known as Sentinel Business Systems, Inc. (“SBS”).  The Company is a data collection systems integrator that sells and installs mobile devices, software, and related bar coding equipment, and provides radio frequency identification solutions, more commonly known as “RFID”.  The Company also provides custom programming solutions.

Effective September 2004, the Company was formed as a holding company for the purpose of acquiring 100% of the outstanding common shares of CCS.  The Company and its subsidiaries elected “S” corporations status for Federal and State income tax purposes effective at this time.  The Company also adopted a fiscal year end of December 31st.  The Company completed its acquisition of SBS in March 2006.

Basis of Presentation - The financial statements for the years ending December 31, 2008 and 2007, include the twelve months of consolidated activities of the Company.

Employee Stock Ownership Plan (“ESOP”) - In December 2003, the Company formed an Employee Stock Ownership Plan (“ESOP”) and loaned the ESOP $1,950,000 that the Employee Stock Ownership Plan Trust (“Trust”) used to acquire all of the Company’s stock from its former stockholder and the Company.

Use of Estimates - The presentation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period, and the accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of reporting the statement of cash flows, the Company considers all money market accounts purchased with an original maturity of three months or less to be cash equivalents.

(Note 1 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 -	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable - Current earnings are charged with an allowance for doubtful accounts based on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience and specific account information available.  Accounts receivable are reflected in the balance sheets net of accumulated allowances of $575,000 and $530,000 for 2008 and 2007, respectively.

Inventory - Inventory is stated at the lower of average cost (first-in, first-out [FIFO] method) or market.  Average cost includes materials, direct labor and an allocable portion of indirect manufacturing overhead.  Market is determined by comparison with recent purchases or realizable value.  The current earnings are charged with a valuation allowance for slow moving or obsolete items based on management’s best estimate.  The Company determines the allowance based on expected future usage and historical write-off experience available.  Inventories are reflected in the balance sheets net of a valuation allowance of $175,000 for both 2008 and 2007.

Property and Equipment - Property and equipment are recorded at cost.  Depreciation and amortization expenses are calculated using straight-line methods over the following estimated useful lives, in years of the respective assets:

Computer equipment	3 to 5
Office furniture and fixtures	5 to 7
Tooling	7

Leasehold improvements are amortized over the shorter of the lease or the life of the improvements.

Repairs and maintenance that do not improve or extend the lives of the respective assets are expensed in the period incurred.  At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

(Note 1 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 -	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets - The Company accounts for long-lived assets in accordance with provisions of SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”).  SFAS No. 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell.  As of December 31, 2008 and 2007, the Company has determined that no adjustment for impairment is required.

Goodwill - The Company fully adopted SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) under which goodwill and intangible assets deemed to have indefinite lives will be subject to annual impairment tests in accordance with the Statement.  The Company tests goodwill for impairment using the two-step process prescribed in SFAS No. 142.  The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any.  For the years ending December 31, 2008 and 2007, the Company performed the required impairment tests of goodwill based on the carrying values as of December 31, 2008 and 2007.  As a result of performing the test for potential impairment, the Company determined that no impairment existed as of December 31, 2008 and 2007, and therefore, it was not necessary to write down any of its goodwill.

Adoption of the above statement required certain judgments and estimates in the preparation of the financial statements.  Future events could cause the Company to conclude that impairment indicators exist and that goodwill associated with its acquired businesses are impaired.  Any resulting impairment loss could reduce the Company’s net worth and have an adverse effect on its financial condition and results of operations

Intangible Assets - Intangible assets representing deferred financing costs are amortized on a straight-line basis over their estimated useful life.

(Note 1 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 -	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition - Revenue from sales of mobile devices and related bar coding equipment and prepackaged software are recognized upon delivery and/or installation to the customer, title has passed, the collection of the related receivable is deemed probable by management and no obligations to the customer remain outstanding.

Revenue derived from software customization and other professional services are rendered on a per-diem or fixed fee basis.  Per-diem billing is recognized as the services are delivered.  Fixed fee services are accounted for in conformity with either the percentage-of-completion or completed contract accounting method.  Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion.

Revenue from maintenance and support agreements is deferred and recognized ratably over the term of the agreement.

Income Taxes - The Company provides for income taxes based on earnings reported for financial statement purposes.  Deferred income taxes are provided for temporary timing differences between book and taxable income.

Stock Options - In January 2004, the Company established the 2004 Incentive and Non-Incentive Stock Option Plan (“Plan”).  The purpose of the Plan is to further the growth and development of the Company by encouraging employees, officers, directors, and other persons who contribute or are expected to contribute materially to the success of the Company.

In 2006, the Company adopted FASB Statement No. 123(R), Shared-Based Payments (“FAS 123(R)”) which requires the fair value measurement and recognition of compensation expenses for all share-based payments, and modified the Company’s previous accounting for stock options awarded to employees under APBO No. 25.

Reclassification - Certain amounts in prior years’ financial statements and related notes have been reclassified to conform to the 2008 presentation.

(Note 1 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 -	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Profit Sharing Plan - The Company maintains a 401(k) Profit Sharing Plan.  Employees who are 21 years of age and after 90 days of service are eligible to participate.  Each year, employees can make salary contributions up to 25% of their salary and the Company matches 100% of employee contributions up to 3% of eligible employee compensation and 50% of employee contributions over 3% to 5% for a total of 4% of employee compensation.  Employer contributions to the plan were $294,846 and $228,404, for the periods ended December 31, 2008 and 2007, respectively.

Vacation Expense - Employees earn credits during the current year for future vacation benefits.  The expense and corresponding liability are accrued when the vacation benefits are earned rather than when the vacations are paid.

Concentration of Risk - During the year ended December 31, 2008, the Company had sales to two customers, whom collectively represented a total of 23% of total revenues.  Accounts receivable due from these two customers at December 31, 2008, accounted for 30% of accounts receivable.  During the year ended December 31, 2007, the Company had sales to two customers, whom collectively represented a total of 21% of total revenues.  Accounts receivable due from these two customers at December 31, 2007, accounted for 27% of accounts receivable.  For each of the two periods discussed, the same two customers have been represented in both years.

In addition, the Company grants credit terms to its customers in the normal course of business on an unsecured basis and closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses.  On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections and current credit considerations.

The Company purchases its inventory from four main suppliers.  Purchases from these suppliers have been consistent over the last two years.  The amount purchased from these suppliers represents 66% and 67% of inventory purchases for the years ended December 31, 2008 and 2007, respectively.

The Company maintains cash and cash equivalents in bank accounts that have balances in excess of the federally insured limit of $250,000.  The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings, and management believes the Company is not exposed to any significant credit risk on cash.

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2008 and 2007, consists of the following:

	2008	2007

Computer equipment	$143,856	$137,134
Office furniture and fixtures	64,069	63,036
Tooling	27,588	27,588
Leasehold improvements	23,818	23,818
Total	259,331	251,576

Less accumulated depreciation	(181,170)	(140,204)

Net property and equipment	$78,161	$111,372

For the periods ended December 31, 2008 and 2007, the Company incurred depreciation expense on property and equipment recorded on the balance sheets of $40,967 and $41,106, respectively.

NOTE 3 - OTHER ASSETS

Other assets include intangible assets subject to amortization were deferred financing costs as of December 31, 2008 and 2007.  Other assets consist of the following:

	2008	2007

Deferred income taxes	$73,000	$-
Security deposits and other	24,815	20,271
Deferred financing costs	48,750	93,438
Total	146,565	113,709

Less accumulated amortization	(48,750)	(48,750)

Net other assets	$97,815	$64,959

For the periods ended December 31, 2008 and 2007, the Company incurred amortization expense on other assets recorded on the balance sheets of $48,750 and $48,750, respectively.

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 4 - ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31, 2008 and 2007:

	2008	2007

Contributions - ESOP (Note 8)	$-	$-
Interest	451,166	158,833
Commissions	850,538	607,380
Customer deposits	-	-
Professional fees	1,731,324	1,335,000
Other expenses	16,805	294,317
Salaries and benefits	665,114	547,090
Taxes	93,462	144,854
Third party service contracts	-	-
Vacation	224,258	202,379

	$4,032,667	$3,289,853

NOTE 5 - REVOLVING CREDIT LINE

In December 2006, the Company obtained a $6,500,000 revolving credit line from a bank, which provides for borrowings based upon eligible accounts receivable, as defined in the line of credit agreement.  The agreement is secured by substantially all the assets of the Company and matured in December 2008.  Interest accrues at the bank’s prime rate plus 2.5% (prime rate at December 31, 2008 was 3.25%), with 0.75% interest rate reduction based on future profitability.  The rate is subject to a floor on the bank’s prime rate of 7.75%.  At December 31, 2008, there was $3,377,208 of borrowings outstanding on this line of credit.

In March 2009, this facility was renewed for an additional two year period including an increase in the facility to $8,500,000 and a decrease in the interest rate floor to 4.0%.  Interest accrues at the bank’s prime rate plus 4.0% with 0.5% interest rate reduction based on future profitability.

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 6 - NOTE PAYABLE TO BANK

Effective December 2006, the Company refinanced its Senior Debt from its former bank with a new lender.  The former bank was paid in full.  Under the new loan agreement, the Company borrowed $1,500,000 with terms of repayment as follows; monthly interest only payments for the first six months and then the next thirty months of payments with principal and interest.  Interest accrues at the banks prime lending rate plus 2.5% (prime rate at December 31, 2008 was 3.25%), with 0.75% interest rate reduction based on future profitability.  The rate is subject to a floor on the bank’s prime rate of 7.75%.

In March 2009, this note was renewed for an additional year under similar terms and conditions as described above except with a decrease in the interest rate floor to 4.0%.

	2008	2007

Note payable to bank, interest at prime	$600,000	$1,200,000
plus 2.5%, six months interest only,
30 months principal and interest in
equal payments.

Less current portion	(600,000)	(600,000)

	$-	$600,000

The aggregate of the future minimum debt service are as follows:

Year ending December 31:
2009	$600,000

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 7 - SUBORDINATED DEBT

Subordinated Debt, Seller of CCS - In December 2003, the Company obtained subordinated debt with a three year term from the original owner of the company that was purchased by the ESOP.  The terms of the agreement have been subsequently extended through December 31, 2009 and provide for monthly principal and interest payments.  Interest accrues on the unpaid balance at 4% over the banks prime rate, not-to-exceed 12%.  At December 31, 2008, the amount outstanding on this obligation is $353,800.

Subordinated Convertible Debt, Investors and Management - In December 2003, the Company obtained subordinated convertible debt with a ten-year term from employees and investors in connection with the ESOP purchase transaction, of which $774,774 remains outstanding.  The Company raised an additional amount of subordinated convertible debt in 2004, of which $117,000 is currently still outstanding.  The Company raised an additional $770,250 of subordinated convertible debt in 2005, which is currently all outstanding.  The Company raised an additional $574,000 in 2006, and all but $4,000 was subsequently repaid in January 2007.  The interest rate on the subordinated convertible debt is either prime plus 8% with a maximum interest rate of 16% and a rate floor of 12%, or prime plus 6% with a maximum interest rate of 14% and a rate floor of 10% (prime rate was 3.25% at December 31, 2008).  The convertible debt is subordinated to our senior lender and the Seller Note, and is convertible into common stock of the Company stock at $542 per share.  Total amounts outstanding under these agreements are $1,666,024.

In June 2007, the Company obtained subordinated convertible debt with a one-year term from employees and an outside Director for $1,000,000 with an annual interest rate of 15% with an initiation fee of 2.5% and an extension fee in the amount of 2.5% of the principal to extend beyond September 2007.  This additional capital included common stock purchase warrants for 10% of the principal divided by the offering price of a private placement of equity securities.

During 2009, these notes were extended into 2009, under the terms and conditions as described above.

In September 2007, an additional $300,000 was raised and subsequently, repaid in December 2007.

(Note 7 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 7 - SUBORDINATED DEBT (Continued)

Subordinated Convertible Debt, Sellers of SBS - During March 2006, the Company purchased the stock of SBS.  As part of the payment for the purchase of its common stock, its shareholders agreed to take subordinated convertible debt in the aggregate amount of $1,200,000.  Terms of repayment are quarterly interest only payments with all unpaid interest and principle due March 2013.  Interest will accrue at 4% per annum.  The note holders have a right to convert their notes into common stock at 110% of the December 31, 2005 stock price of $321.60 for a conversion price of $353.76.  Contained within the agreements, are repayment acceleration clauses if certain events occur.

The total amount of subordinated debt as described in the above notes is summarized as follows:

	2008	2007

Seller of CCS	$353,800	$353,800
Management	2,666,024	2,666,024
Sellers of Sentinel Business Systems, Inc.	1,200,000	1,200,000
	4,219,824	4,219,824

Less unamortized discount allocable
to stock purchase warrants	-	(22,710)

Less current portion	(1,353,800)	(1,353,800)

	$2,866,024	$2,843,314

Total aggregate maturities of subordinated long-term debt as of December 31, 2008, are as follows:

Years ending December 31:
2009	$1,353,800
2010	-
2011	-
2012	-
2013	1,974,774
2014 and thereafter	891,250

$4,219,824

(Note 7 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 7 - SUBORDINATED DEBT (Continued)

Future debt service on the subordinated convertible debt as of December 31, 2008, is as follows:

	Principle	Interest	Total
	Payment	Payment	Payment

Years ending December 31:
2009	$1,353,800	$436,026	$1,789,826
2010	-	243,570	243,570
2011	-	243,570	243,570
2012	-	243,570	243,570
2013	1,974,774	207,570	2,182,344
2014 and thereafter	891,250	146,542	1,037,792

	$4,219,824	$1,520,848	$5,740,672

NOTE 8 - STOCK-BASED COMPENSATION LIABILITY

During March 2006, the Company purchased the stock of SBS.  As part of the payment for the purchase of its common stock, certain employees and directors of SBS agreed to accept holding share equivalents (“holding shares”) in exchange for previously-issued options to acquire shares of SBS stock.  Under the terms of the Stock Purchase Agreement (“Agreement”), the recipients of these holding shares were entitled to a cash settlement to be paid under one of three settlement date options determined by each recipient.  The value of the holding shares was established to be $380,000 as of March 2006.  For those recipients who elected to defer their cash payments, the share value is to be re-evaluated, and the liability adjusted to reflect changes in the fair value of the underlying stock based on the value of the ESOP share price as determined annually on December 31st of each of the subsequent years until maturity.  The Company has determined that the change in fair value of these holding shares has not recognized compensation expense relating to the years ending December 31, 2008 and 2007, respectively.  Recipients have agreed to receive settlement of holding shares totaling $180,000 under one of the settlement alternatives which provides for a pay out of 20% per year for five years.  The remaining $200,000 of holding shares was deferred by the recipients to be settled on the earlier of (a) May 1, 2010, (b) the recipient attains age 65, (c) the recipient terminates his/her employment with the Company or (d) the Company experiences a “change in control” (as defined by the Agreement).

(Note 8 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 8 - STOCK-BASED COMPENSATION LIABILITY (Continued)

Future settlements of these holding share equivalents are as follows and do not take into account a future value of the ESOP shares and the commensurate revaluation of the liability in 2010 or beyond.

Years ending December 31:
2009	$36,103
2010	235,587

$271,690

NOTE 9 - ESOP PLAN

General Description - The Company established an ESOP that covers all non-union employees.  Employees are eligible to participate in the Plan after three months of service.  Plan participants start vesting after two years of participation and are fully vested after six years of participation.  ESOP contributions are determined annually by the Board of Directors, and are at a minimum of $130,000 per year, to repay the ESOP Note Receivable (“Note”) held by the Company.

Purchase of Company Stock by the Plan - The Company loaned the Trust $1,950,000 during the period ended December 31, 2003, to enable the Trust to purchase 6,667 shares of the Company Common Stock from the prior owner for $1,300,000 and 3,333 shares from the Company for $650,000.  The Note bears an interest rate of 5.25% with annual principal and interest payments and has a 15-year term.  The Company’s contribution expense for 2008 was $178,498 representing $107,007 for ESOP principal payment and $71,491 for ESOP interest.  The Company’s contribution expense for 2007 was $178,498 representing $101,669 for ESOP principal payment and $76,829 for ESOP interest.  The Note is secured by the unallocated Company stock held by the Trust.

The Company obtained financing of $1,820,000 in connection with this transaction

ESOP Contributions and Allocated Shares - ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.

The ESOP compensation expense recorded by the Plan in 2008 was $7,263,664.  The ESOP held 5,885 shares of unallocated Company stock and 4,115 shares of allocated Company stock as of December 31, 2008.  The related ESOP compensation expense for 2007 was $6,891,499.  The ESOP held 6,539 shares of unallocated Company stock and 3,461 shares of allocated Company stock as of December 31, 2007

ESOP Note Payable - The amount owed to the Company under the ESOP Note Payable as of December 31, 2008 and 2007, was $1,254,726 and $1,361,733, respectively.

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 10 - STOCK OPTION PLAN

In 2006, the Company adopted FAS 123(R), which requires the measurement and recognition of compensation expense for all share-based payments at fair value, but permitted nonpublic entities that used the intrinsic method of measuring the value of options, and the fair value method for pro forma disclosure purposes (as permitted under FAS 123) to apply its provisions prospectively to new awards only, and continue to account for any portion of prior awards outstanding at the date of initial application of FAS 123(R) using the accounting principles originally applied to those awards.

Options awarded in 2006, were valued using the “intrinsic value method” described below.

In 2006, the Company awarded 1,756 shares of incentive stock options to management and employees along with 180 shares of non-incentive stock options to a Director of the Company, for a total of 1,936 shares.  All of these stock options were granted at $321.60 per share.  At the date of grant, the Company’s common stock had an estimated fair value of $321.60 per share based on the latest ESOP Financial Advisor valuation report.

In 2007 and 2008, the Company did not award any shares of incentive stock options.

The following table summarizes activities involving stock options for the year ended December 31, 2008:

		Average
	Option	Exercise	Option
	Shares	Price	Price

Options outstanding at December 31, 2005	3,521	$245	$862,645
Granted	1,936	322	623,392
Expired	-	-	-

Options outstanding at December 31, 2006	5,457	272	1,486,037
Granted	-	-	-
Expired	-	-	-

Options outstanding at December 31, 2007	5,457	272	1,486,037
Granted	-	-	-
Expired	(100)	376	(37,600)

Options outstanding at December 31, 2008	5,357		$1,448,437

Weighted average price per share		$270

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 - INCOME TAXES

The Company’s provision for income taxes is limited to a state income tax provision calculated at the greater of 1.5% of pretax income, or $800.  The provision for income taxes at December 31, 2008 and 2007, was $(46,144) and $(8,368), respectively.

NOTE 12 - LEASE COMMITMENTS

The Company leases its office and warehouse facilities under an operating lease that expires in July 2010.  Rent expense for the building for the years ended December 31, 2008 and 2007, were $302,624 and $287,089, respectively.

The Company leases various office and warehouse equipment under non-cancelable operating leases, expiring through December 2009.  Lease expense for the equipment for the years ended December 31, 2008 and 2007, amounted to approximately $13,439 and $10,108, respectively.

Future minimum payments under non-cancelable operating leases for the years ending after December 31, 2008, are as follows:

Years ending December 31:
2009	$246,824
2010	167,172
2011	28,901

$442,897

NOTE 13 - LITIGATION

The Company is involved in certain litigation arising in the normal course of its business.  Management, having consulted with its counsel, believes these matters will not, either individually or in the aggregate, have any material adverse impact on its operating results or financial position.

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 14 - SUBSEQUENT EVENT

During 2009, the Company retained an investment advisory firm in connection with a private placement of subordinated debt and equity securities through a proposed reverse merger of a publicly traded company.  It is anticipated that these transactions will close during the second quarter of 2009.

NOTE 15 - RESTATEMENT

The financial statements for the years ending December 31, 2008 and 2007 have been restated from amounts previously reported to reflect the correction of an error in the computation of costs relating to stock-based compensation and stock purchase warrants.  The effect of the restatement, which had no significant income tax impact, was primarily an increase in accrued liabilities of $271,690, a decrease in additional paid-in capital of $122,734 and a cumulative decrease in net income of $148,956.

	As Previously Reported	As Restated
For the year ended December 31, 2008

Stock-based compensation liability	$--	$271,690

Total liabilities	$28,784,543	$29,056,233

Additional paid-in capital	$2,326,123	$2,203,389

Retained (deficit)	$(9,432,253)	$(9,581,209)

Total stockholders’ (deficit)	$(8,359,856)	$(8,361,546)

General and administrative expenses	$9,074,192	$9,146,600

Net (loss)	$(817,655)	$(890,063)

(Note 15 continued on the following page)

DECISIONPOINT SYSTEMS HOLDING, INC.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 15 - RESTATEMENT (Continued)

	As Previously Reported	As Restated
For the year ended December 31, 2007

Stock-based compensation liability	$--	$307,793

Subordinated debt	$2,866,024	$2,843,314

Total liabilities	$30,738,075	$31,023,159

Additional paid-in capital	$2,362,227	$2,153,691

Retained (deficit)	$(8,614,598)	$(8,691,146)

Total stockholders’ (deficit)	$(7,613,104)	$(7,898,188)

General and administrative expenses	$8,929,106	$9,001,513

Net (loss)	$(4,215,769)	$(4,288,176)